UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

_________________

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of Trustee as specified in its charter)

95-3571558
     (Jurisdiction of incorporation                                                                                                   (I.R.S. Employer
      if not a U.S. national bank)                                                                                                  Identification No.)

700 South Flower Street, Suite 500
       Los Angeles, California                                                                                                                90017
(Address of principal executive offices)                                                                                         (Zip code)

_________________

BORGWARNER INC.
(Exact name of obligor as specified in its charter)

                Delaware                                                                                                            13-3404508
       (State or other jurisdiction                                                                                     (I.R.S. Employer
   of incorporation or organization)                                                                             Identification No.)

3850 Hamlin Road
Auburn Hills, MI                                                                                                                      48326
(Address of principal executive offices)                                                                             (Zip code)

_________________

Senior Debt Securities
(Title of the indenture securities)

Item 1.   General Information.

            Furnish the following information as to the Trustee:

      (a)   Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219
Federal Reserve Bank, San Francisco, California 94105
Federal Deposit Insurance Corporation, Washington, D.C., 20429

      (b)   Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.    Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the Trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 4th day of March, 2008.

         THE BANK OF NEW YORK TRUST COMPANY, N.A.

               By:    /s/ Janice Ott Rotunno
   Name:   Janice Ott Rotunno
        Title:      Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

March 4, 2008

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between BorgWarner Inc. and The Bank of New York Trust Company, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        The Bank of New York Trust Company, N. A.

By:   /s/ Janice Ott Rotunno
Name:   Janice Ott Rotunno
Title:      Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2007, published in accordance with Federal regulatory authority instructions.

ASSETS	Dollar Amounts in Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	14,687
Interest-bearing balances	0
Securities:
Held-to-maturity securities	43
Available-for-sale securities	216,332
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	23,800
Securities purchased under agreements to resell	89,400
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,676
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable Intangible assets:
Goodwill	871,685
Other Intangible Assets	300,982
Other assets	152,943
Total assets	$1,682,548

LIABILITIES	Dollar Amounts in Thousands
Deposits:
In domestic offices	1,628
Noninterest-bearing	1,628
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	193,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	161,803
Total liabilities	357,122
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	202,154
Accumulated other comprehensive income	752
Other equity capital components	0
Total equity capital	1,325,426
Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,682,548

    I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz                )           Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President                                )
Frank P. Sulzberger, MD                                           )           Directors (Trustees)
William D. Lindelhoff, Vice President                       )